Exhibit 99.1

P R E S S  R E L E A S E

FOR IMMEDIATE RELEASE...BUSINESS AND FINANCIAL EDITORS

TRIQUINT ANNOUNCES SECOND QUARTER RESULTS

HILLSBORO, OR (USA) – July 22, 2009 – TriQuint Semiconductor, Inc. (NASDAQ: TQNT), a supplier of high performance products for wireless communications, announces its financial results for the quarter ended June 27, 2009, including the following highlights:

•	Revenue for the second quarter was $169.1 million, up 42% from Q1’09 and 33% from Q2’ 08

•	Net income for the quarter was $3.9 million or $0.03 per share. Non-GAAP net income was $11.5 million or $0.08 per share

•	Inventory turns improved by 21%

•	Honored by Kyocera’s Wireless Division as its 2009 RF Supplier of the Year

•	Named World’s Largest GaAs Merchant Foundry by Strategy Analytics

•	Signed $50 million Strategic Agreement with China’s ZTE

•	Chosen as GaN (gallium nitride) lead for DARPA’s $16.5 million dollar Phase III R&D contract

Commenting on the results for the quarter ended June 27, 2009, Ralph Quinsey, President and Chief Executive Officer, stated “Our sales and earnings exceeded expectations on the strength of handset and defense & aerospace product revenue. Our gross margin improved significantly over the first quarter with increased factory utilization and flat inventory. I see sustained demand in the 2nd half of 2009 for handset and defense products and continued recovery in the health of our networks market.”

Summary Financial Results for the Quarter Ended June 27, 2009:

Revenue for the second quarter of 2009 was $169.1 million, up 33% from the second quarter of 2008 and an increase of 42% sequentially. Revenue in our handset and military markets enjoyed sequential growth of 56% and 25%, respectively.

Net income for the second quarter of 2009 was $3.9 million, or $0.03 per share. Non-GAAP net income for the second quarter was $11.5 million or $0.08 per share. Non-GAAP financial measures exclude stock based compensation charges, a charge for the anticipated settlement of a derivative lawsuit, which was not projected in our previous guidance, and certain charges associated with the acquisition of WJ Communications. Please see the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Gross margin for the second quarter of 2009 was 32.3%. On a non-GAAP basis, gross margin was 33.2%, up from 21.0% in the prior quarter. Gross margin increased due to improved factory utilization.

Operating expenses for the second quarter of 2009 were $50.3 million, or 29.8% of revenue. Included in operating expenses was $2.95 million for the anticipated settlement of the derivative lawsuit. Non-GAAP operating expenses for the quarter were $44.3 million or 26.2% of revenue, an increase of 19% sequentially. The increase was primarily driven by the discontinuation of temporary cost control measures imposed in the first quarter.

Inventory turns improved to 5.2 driven by factory cycle time reductions. Accounts receivable grew with revenue and DSO improved slightly to 58 days. Cash, cash equivalents, and investments remained constant at $99.4 million as of June 27, 2009.

Outlook:

The Company estimates that third quarter 2009 revenue will be between $170 million and $180 million. Non-GAAP gross margin is expected to be about 35% and non-GAAP operating expenses are expected to be in the $46 million to $48 million range. Third quarter net income is expected to range between $0.05 and $0.07 per share and non-GAAP net income is expected to range between $0.08 and $0.10 per share. As of today the Company is 89% booked to the midpoint of revenue guidance for the third quarter.

Additional Information Regarding June 27, 2009 Results:

GAAP and non-GAAP financial measures are presented in the tables below. Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended					Six Months Ended
	Q2 2009	Q1 2009	Change vs. Q1 2009	Q2 2008	Change vs. Q2 2008	Q2 2009	Q2 2008	Change vs. Q2 2008
Revenue	$169.1	$118.9	42%	$127.0	33%	$288.0	$238.1	21%
GM	32.3%	19.6%	12.7%	34.6%	-2.3%	27.0%	34.6%	-7.6%
Op Income (Loss)	$4.3	$(16.7)	126%	$2.1	105%	$(12.4)	$4.7	-364%
Net Income (Loss)	$3.9	$(15.6)	125%	$3.4	15%	$(11.7)	$7.8	-250%
Diluted EPS	$0.03	$(0.11)	$0.14	$0.02	$0.01	$(0.08)	$0.05	$(0.13)

NON-GAAP RESULTS A

	Three Months Ended					Six Months Ended
	Q2 2009	Q1 2009	Change vs. Q1 2009	Q2 2008	Change vs. Q2 2008	Q2 2009	Q2 2008	Change vs. Q2 2008
Revenue	$169.1	$118.9	42%	$127.0	33%	$288.0	$238.1	21%
GM	33.2%	21.0%	12.2%	37.0%	-3.8%	28.1%	36.3%	-8.2%
Op Income (Loss)	$11.7	$(12.3)	195%	$8.3	41%	$(0.6)	$13.4	-104%
Net Income (Loss)	$11.5	$(11.0)	205%	$9.6	20%	$0.5	$16.5	-97%
Diluted EPS	$0.08	$(0.07)	$0.15	$0.07	$0.01	$0.00	$0.11	$(0.11)

A	Excludes stock based compensation charges, a charge for an anticipated settlement of a lawsuit and certain charges associated with the acquisition of WJ Communications.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter as well as our future expectations for the Company. To access the conference call, investors may dial (888) 813-6582 domestically or (706) 643-7082 internationally approximately ten minutes prior to the invitation of the teleconference using passcode 13461146. The call can also be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (706) 645-9291, passcode 13461146.

Non-GAAP Financial Measures:

This press release provides financial measures for net income, diluted earnings per share, gross margin, operating expenses and operating income that exclude equity compensation expense, a charge for the anticipated settlement of a lawsuit and certain charges associated with the acquisition of WJ Communications, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate TriQuint’s operating results.

Forward-Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the anticipated demand in the handset and defense markets and recovery in the health of the networks market, TriQuint’s anticipated net income/(loss) and revenues, anticipated operating expenses, increases in factory utilization, the outcome of certain legal proceedings, expected non-GAAP net income and the correlation between bookings and revenues. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors, including TriQuint’s performance; demand for TriQuint’s products; ability to develop new products, improve yields, maintain product pricing and reduce costs; ability to win customers, increase our market share and continue to provide expected levels of inventory to customers; inventory levels in our markets and market conditions. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint

Founded in 1985, we “Connect the Digital World to the Global Network”® by supplying high-performance RF modules, components and foundry services to the world’s leading communications companies. Specifically, TriQuint supplies products to four out of the top five mobile phone manufacturers, and is a leading gallium arsenide (GaAs) supplier to major defense and space contractors. TriQuint creates standard and custom products using advanced processes that include gallium arsenide, surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies to serve diverse markets including wireless handsets, laptops, GPS/PND, base stations, broadband communications and military. TriQuint is also the lead researcher in a multi-year DARPA program to develop advanced gallium nitride (GaN) amplifiers. TriQuint, as named by Strategy Analytics1, is the number-three worldwide leader in GaAs devices and the world’s largest commercial GaAs foundry. TriQuint has ISO9001 certified manufacturing facilities in Oregon, Texas, and Florida and a production plant in Costa Rica; design centers are located in North America and Germany. Visit TriQuint at www.triquint.com/rf to receive new product information and to register for our newsletters.

[1]	Announced February 2009 and May 2009, respectively.

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: sbuhaly@tqs.com	Heidi A. Flannery Investor Relations Counsel Fi. Comm Tel: +1.541.322.0230 E-Mail: heidi.flannery@ficomm.com	Media Contact: Brandi Frye Director, Marketing Comms TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: bfrye@tqs.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 27, 2009	March 28, 2009	December 31, 2008
Assets
Current assets:
Cash, cash equivalents and investments	$99,430	$92,245	$86,077
Accounts receivable, net	107,319	80,312	78,419
Inventories	88,226	88,507	108,260
Other current assets	25,471	26,491	23,399

Total current assets	320,446	287,555	296,155

Property, plant and equipment, net	265,066	268,231	264,250
Other, net	39,373	47,736	57,972

Total assets	$624,885	$603,522	$618,377

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	64,193	56,112	56,556
Other accrued liabilities	14,562	13,180	12,775

Total current liabilities	78,755	69,292	69,331

Long term income tax liability	9,714	9,623	10,676
Other long-term liabilities	10,336	10,933	12,294

Total liabilities	98,805	89,848	92,301

Stockholders’ equity	526,080	513,674	526,076

Total liabilities and stockholders’ equity	$624,885	$603,522	$618,377

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 27, 2009	March 28, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Revenues	$169,063	$118,947	$126,957	$288,010	$238,095
Cost of goods sold	114,492	95,649	83,042	210,141	155,734

Gross profit	54,571	23,298	43,915	77,869	82,361

Operating expenses:
Research, development and engineering	27,467	23,222	21,664	50,689	41,607
Selling, general and administrative	19,851	16,808	18,758	36,659	35,039
In-process research and development	—	—	1,400	—	1,400
Settlement of lawsuit	2,950	—	—	2,950	—
Loss (gain) on disposal of equipment	4	4	16	8	(417)

Total operating expenses	50,272	40,034	41,838	90,306	77,629

Operating income (loss)	4,299	(16,736)	2,077	(12,437)	4,732

Other (expense) income:
Interest income	199	342	1,115	541	3,116
Interest expense	(224)	(318)	(10)	(542)	(14)
Foreign currency (loss) gain	(38)	(75)	399	(113)	579
Recovery of investment	—	—	—	—	105
Other, net	53	377	18	430	19

Other (expense) income, net	(10)	326	1,522	316	3,805

Income (loss) before income tax	4,289	(16,410)	3,599	(12,121)	8,537

Income tax expense (benefit)	386	(766)	235	(380)	693

Net income (loss)	$3,903	$(15,644)	$3,364	$(11,741)	$7,844

Per Share Data
Basic per share net income (loss)	$0.03	$(0.11)	$0.02	$(0.08)	$0.05
Diluted per share net income (loss)	$0.03	$(0.11)	$0.02	$(0.08)	$0.05
Weighted-average shares outstanding:
Basic	148,063	147,356	143,712	147,721	143,332
Diluted	149,882	147,356	146,888	147,721	145,761

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2009	March 28, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	67.7%	80.4%	65.4%	73.0%	65.4%

Gross profit	32.3%	19.6%	34.6%	27.0%	34.6%

Operating expenses:
Research, development and engineering	16.3%	19.5%	17.1%	17.6%	17.5%
Selling, general and administrative	11.8%	14.1%	14.8%	12.7%	14.7%
In-process research and development	—	—	1.1%	—	0.6%
Settlement of lawsuit	1.7%	—	—	1.0%	—
Loss (gain) on disposal of equipment	0.0%	0.1%	0.0%	0.0%	-0.2%

Total operating expenses	29.8%	33.7%	33.0%	31.3%	32.6%

Operating income (loss)	2.5%	-14.1%	1.6%	-4.3%	2.0%

Other (expense) income:
Interest income	0.1%	0.3%	0.9%	0.2%	1.3%
Interest expense	-0.1%	-0.3%	-0.0%	-0.2%	-0.0%
Foreign currency (loss) gain	-0.0%	-0.1%	0.3%	-0.0%	0.2%
Recovery of investment	—	—	—	—	0.1%
Other, net	0.0%	0.4%	0.0%	0.1%	0.0%

Other (expense) income, net	-0.0%	0.3%	1.2%	0.1%	1.6%

Income (loss) before income tax	2.5%	-13.8%	2.8%	-4.2%	3.6%

Income tax expense (benefit)	0.2%	-0.6%	0.2%	-0.1%	0.3%

Net income (loss)	2.3%	-13.2%	2.6%	-4.1%	3.3%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended						Six Months Ended
	June 27, 2009		March 28, 2009		June 28, 2008		June 27, 2009		June 28, 2008
	(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$54,571	32.3%	$23,298	19.6%	$43,915	34.6%	$77,869	27.0%	$82,361	34.6%
Adjustment for equity compensation charges	614	0.4%	648	0.5%	1,099	0.9%	1,262	0.4%	2,085	0.9%
Adjustment for charges associated with the purchase of WJ Communications
Amortization of intangible assets	793	0.5%	808	0.7%	272	0.2%	1,601	0.6%	272	0.1%
Increase in value of inventory	85	0.0%	253	0.2%	1,706	1.3%	338	0.1%	1,706	0.7%

NON-GAAP GROSS PROFIT	$56,063	33.2%	$25,007	21.0%	46,992	37.0%	$81,070	28.1%	$86,424	36.3%

GAAP OPERATING EXPENSES	$50,272	29.8%	$40,034	33.7%	41,838	33.0%	$90,306	31.3%	$77,629	32.6%
Adjustment for equity compensation charges	(2,780)	-1.7%	(2,496)	-2.1%	(1,677)	-1.3%	(5,276)	-1.8%	(3,092)	-1.3%
Adjustment for settlement of lawsuit	(2,950)	-1.7%	—	0.0%	—	0.0%	(2,950)	-1.0%	—	0.0%
Adjustment for charges associated with the purchase of WJ Communications
Amortization of intangible assets	(202)	-0.2%	(205)	-0.2%	(68)	-0.1%	(407)	-0.1%	(68)	0.0%
In-process research and development	—	0.0%	—	0.0%	(1,400)	-1.1%	—	0.0%	(1,400)	-0.6%

NON-GAAP OPERATING EXPENSES	$44,340	26.2%	$37,333	31.4%	38,693	30.5%	$81,673	28.4%	$73,069	30.7%

GAAP OPERATING INCOME (LOSS)	$4,299	2.5%	$(16,736)	-14.1%	2,077	1.6%	$(12,437)	-4.3%	$4,732	2.0%
Adjustment for equity compensation charges	3,394	2.1%	3,144	2.6%	2,776	2.2%	6,538	2.2%	5,177	2.2%
Adjustment for settlement of lawsuit	2,950	1.7%	—	0.0%	—	0.0%	2,950	1.0%	—	0.0%
Adjustment for charges associated with the purchase of WJ Communications	1,080	0.7%	1,266	1.1%	3,446	2.7%	2,346	0.8%	3,446	1.4%

NON-GAAP OPERATING INCOME	$11,723	7.0%	$(12,326)	-10.4%	8,299	6.5%	$(603)	-0.3%	$13,355	5.6%

GAAP NET INCOME (LOSS)	$3,903	2.3%	$(15,644)	-13.2%	3,364	2.6%	$(11,741)	-4.1%	$7,844	3.3%
Adjustment for equity compensation charges	3,394	2.1%	3,144	2.6%	2,776	2.2%	6,538	2.2%	5,177	2.2%
Adjustment for settlement of lawsuit	2,950	1.7%	—	0.0%	—	0.0%	2,950	1.0%	—	0.0%
Adjustment for charges associated with the purchase of WJ Communications	1,251	0.7%	1,532	1.4%	3,446	2.7%	2,783	0.8%	3,446	1.4%

NON-GAAP NET INCOME (LOSS)	$11,498	6.8%	$(10,968)	-9.2%	9,586	7.5%	$530	-0.1%	$16,467	6.9%

GAAP DILUTED EARNINGS (LOSS) PER SHARE	$0.03		$(0.11)		$0.02		$(0.08)		$0.05
Adjustment for equity compensation charges	0.02		0.02		0.02		0.04		0.04
Adjustment for settlement of lawsuit	0.02		—		—		0.02		—
Adjustment for charges associated with the purchase of WJ Communications	0.01		0.02		0.03		0.02		0.02

NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE	$0.08		$(0.07)		$0.07		$0.00		$0.11

GAAP COMMON SHARES ASSUMING DILUTION	149,882		147,356		146,888		147,721		145,761
Adjustment for equity compensation charges	2,921		—		530		1,077		281

COMMON SHARES ASSUMING DILUTION EXCLUDING EQUITY COMPENSATION	152,803		147,356		147,418		148,798		146,042